Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (333-120558) of Genesee & Wyoming Inc. of our report dated February 21, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K for the year ended December 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, NY

March 11, 2005